UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2011/May 4, 2011

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Form 8-K filed by Domtar Corporation (“the Corporation”) with the U.S. Securities and Exchange Commission on May 6, 2011, or the Original Filing. The purpose of this amendment is to disclose the Corporation’s policy as to how frequently it will conduct future stockholder non-binding votes on named executive officer compensation. No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Corporation’s 2011 Annual Meeting of Stockholders held on May 4, 2011, the Corporation’s stockholders voted on, among other matters, a non-binding proposal on the frequency of future non-binding votes on named executive officer compensation. As previously reported by the Corporation, a majority of the votes cast by the stockholders voted, on a non-binding basis, to conduct future non-binding votes on named executive officer compensation every year, consistent with the previously approved recommendation of the Corporation’s Board of Directors to its stockholders. Accordingly, the Corporation’s policy will be to conduct a non-binding vote on named executive officer compensation every year. In the future, this policy could change based, among other things, on the outcome of the next non-binding vote on the frequency of future non-binding votes on named executive officer compensation, and such other factors as the Board considers appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
	Name:	Razvan L. Theodoru
	Title:	Vice-President,
Corporate Law and Secretary

Date: August 5, 2011

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